EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Faith Lam, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of China Health Care Corporation for the period ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Health Care Corporation.

Dated: August 20, 2009

/s/ Faith Lam
Faith Lam
Interim Chief Executive Officer and Interim Chief Financial
Officer
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)
China Health Care Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Health Care Corporation and will be retained by China Health Care Corporation and furnished to the Securities and Exchange Commission or its staff upon request.